UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2016 (February 26, 2016)

TWINLAB CONSOLIDATED HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55181	46-3951742
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

632 Broadway, Suite 201, New York, NY	10012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 651-8500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	On February 26, 2016, the Board of Directors of Twinlab Consolidated Holdings, Inc. (the “Company”), appointed William E. Stevens (the “Executive”) as the Chief Financial Officer of the Company. The Executive will serve as Chief Financial Officer (“CFO”) until his successor has been duly elected and qualified or his earlier resignation or removal in accordance with the Company’s Bylaws.

As a result of the appointment of the Executive, Thomas A. Tolworthy, the Company’s President and Chief Executive Officer, who had been serving as the Company’s interim Chief Financial Officer will no longer serve in that capacity.

Effective January 1, 2016 and upon being promoted to the Company’s Acting Head of Finance and Accounting, the Executive’s base salary was increased to $250,000. The Executive also has an annual bonus opportunity of $50,000 based on metrics set by his supervisor.

The Company intends to locate the CFO position in the Company’s principal executive offices which will shortly be located in St. Petersburg, Florida and, in order for the Executive to continue in the role of CFO, the Executive must commit by the end of 2016 to relocate to the Company’s offices in St. Petersburg, on a schedule to be agreed upon between the Executive and Company. Upon such commitment, the Executive’s compensation will be re-evaluated. If the Executive does not so commit, but remains an employee of the Company in good standing through December 31, 2016, and assuming successful completion of his assigned responsibilities, he will receive a one-time stay bonus of $62,500 to be paid no later than January 31, 2017.

The Executive was awarded a grant of 250,000 Restricted Stock Units under the Company’s 2013 Stock Incentive Plan (the “RSU Grant”). The RSU Grant vests on December 31, 2016.

The Executive, age 42, was Chief Financial Officer of Organic Holdings LLC, a Delaware limited liability company (“Organic”), commencing March 2014. Organic was acquired by Twinlab Consolidation Corporation, a wholly-owned subsidiary of the Company, on October 5, 2015. The Executive jointed Organic in June 2013 as its Controller/Vice President of Finance. The Executive served as Assistant Controller and then Controller from August 2010 through June 2013 with Bio-Engineered Supplements and Nutrition, Inc. (“BSN”). Earlier in his career, the Executive served as an auditor at PriceWaterhouse Coopers, responsible for SEC reporting, IRS engagements, and Sarbanes-Oxley compliance. He began his career as an accountant with J.P. Morgan Chase. The Executive is a CPA in the state of Florida and earned his undergraduate and graduate MBA degrees at Florida Atlantic University.

(d)	On February 26, 2016, the Board of Directors of the Company, acting in accordance with the Bylaws of the Company, (i) elected David L. Van Andel, an existing Director, as the non-executive Chairman of the Board, (ii) expanded the number of directors constituting the entire Board of Directors of the Company (the “Board”) from four (4) to seven (7), and (iii) elected each of Mark J. Bugge and Ralph T. Iannelli to fill two (2) of the three (3) newly-created positions on the Board.

Mr. Bugge was elected to the Board pursuant to certain provisions of the Voting Agreement, dated as of October 5, 2015, among the Company, GREAT HARBOR CAPITAL, LLC (“Great Harbor”) and Golisano Holdings LLC, Thomas A. Tolworthy, Little Harbor, LLC (“Little Harbor”) and the David L. Van Andel Trust U/A dated November 30, 1993 (the “Voting Agreement”). The transaction pursuant to which the Voting Agreement was entered into is more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 8, 2015, which Current Report is hereby incorporated by reference herein.

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On February 26, 2016, the Board established an Audit Committee and elected Mr. Bugge as a member and Chairman thereof. Except for the Audit Committee, the Board does not at present have any standing committees. Additional Committees or Audit Committee assignments will be determined in the future.

Mr. Bugge is an officer of both Little Harbor and Great Harbor. Little Harbor is a party to a Debt Repayment Agreement with Twinlab Holdings, Inc., a wholly-owned subsidiary of the Company (“THI”). The Debt Repayment Agreement provides that THI pay Little Harbor $4,900,000 per year in structured monthly payments for 3 years from the July 2014 effective date; provided that such payment obligations will terminate at such earlier time as the trailing ninety day volume weighted average closing sales price of the Company’s common stock on all domestic securities exchanges on which it is listed equals or exceeds $5.06 per share. Great Harbor is the payee of a promissory note in the amount of $2,500,000 issued by the Company. Little Harbor owns 33,168,948 shares of the Company’s common stock. Great Harbor owns (i) 48,332,266 shares of the Company’s common stock and (ii) a warrant exercisable through February 28, 2022 to purchase up to 1,136,363 shares of the Company’s common stock.

The Company has reported the foregoing transactions between each of Little Harbor and Great Harbor and the Company in its Current Reports on Form 8-K filed with the SEC on September 22, 2014, June 8, 2015, August 20, 2015, October 5, 2015, October 7, 2015 and February 3, 2016, all of which Current Reports are hereby incorporated by reference herein.

Mr. Iannelli is the owner and President of Essex Capital Corporation (“Essex”), which is the lessor to the Company and/or the Company’s subsidiary, Twinlab Corporation (“Twinlab”), on three commercial leases for machinery and equipment. The first lease (“Lease 1”) is a 36 month lease to Twinlab, dated November 13, 2013, with monthly payments of $11,310.17. The aggregate amount of all periodic payments due under Lease 1 as of the first day of the Company’s last fiscal year was $248,823.74, and Lease 1 includes an optional buyout at the termination of the lease for $52,008.10. On March 19, 2014, Twinlab sold machinery and equipment to Essex for $2,000,000, which Twinlab then leased back in a lease of equal date, which lease was thereafter amended, extended and replaced by a 36 month lease to Twinlab, dated August 22, 2014, with monthly payments of $71,505.45 (“Lease 2”). The aggregate amount of all periodic payments due under Lease 2 as of the first day of the Company’s last fiscal year was $2,216,668.95, and Lease 2 includes an optional buyout at the termination of the lease for $300,000. The Company has reported Lease 2 in its Current Report on Form 8-K filed with the SEC on September 22, 2014, which Current Report is hereby incorporated by reference herein. On June 30, 2015, Twinlab sold machinery and equipment to Essex for $2,900,000, which Twinlab then leased back from Essex in two leases of equal date. The Company has reported the June 30, 2015 sale and leaseback transactions with Essex, including a warrant issued to Essex in connection therewith, in its Current Report on Form 8-K filed with the SEC on July 7, 2015, which Current Report is hereby incorporated by reference herein. The two leases entered into on June 30, 2015 were combined, extended and replaced by a 36 month lease, dated December 30, 2015, to both the Company and Twinlab as lessees, with monthly payments of $97,507.33 (“Lease 3”). Prior to their replacement by Lease 3, Twinlab made aggregate monthly payments of $565,542.54 to Essex pursuant to the leases entered into on June 30, 2015. The aggregate amount of all periodic payments due under Lease 3 since the first day of the Company’s last fiscal year was $3,510,263.88, and Lease 3 includes an optional buyout at the termination of the lease for $435,000. Essex is also the owner of 31,282 shares of the Company’s common stock and a warrant exercisable through June 30, 2020 to purchase 1,077,922 shares of the Company’s common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2016	TWINLAB CONSOLIDATED HOLDINGS, INC.

	By:	/s/ Thomas A. Tolworthy
Thomas A. Tolworthy
President and Chief Executive Officer

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